Exhibit 99.1

Surge Components, Inc. Adopts Plan to Preserve Valuable Tax Assets

DEER PARK, N.Y. (October 7, 2016) – Surge Components, Inc. (“Surge” or the “Company”) (OTC Pink:SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today announced that its Board of Directors (the “Board”) has acted to preserve and protect the Company’s valuable income tax net operating loss carryforwards (“NOLs”) by adopting a shareholder rights plan in the form of a Section 382 Rights Agreement (the “NOL Rights Plan”). The Company will seek shareholder approval of the NOL Rights Plan at its 2016 Annual Meeting.

Surge estimates that its NOLs total over $10 million as of August 31, 2016, which could be used to offset Surge’s future taxable income and therefore reduce its federal and state income tax liabilities. Surge’s NOL Rights Plan is similar to plans adopted by numerous other public companies with significant NOL tax assets.

Ira Levy, President and Chief Executive Officer of Surge, said, “Our Board is confident that the NOL Rights Plan to preserve and protect our significant tax assets is in the best interests of all shareholders. We remain focused on developing and deploying strategic initiatives that maximize the long-term shareholder value of Surge while we continue to drive higher-margin business and new sales opportunities.”

Surge’s ability to use these tax assets and others which may be generated would be substantially limited in the event of an “ownership change” under Sections 382 and 383 of the Internal Revenue Code and related U.S. Treasury regulations. In general, an ownership change would occur if Surge’s shareholders who own 5% or more of Surge’s common stock increase their collective ownership by more than 50 percentage points within a rolling three-year period. The shareholder rights plan is intended to reduce the likelihood of an unintended impairment of Surge’s valuable NOL tax assets.

To implement the NOL Rights Plan, the Board declared a non-taxable dividend of one preferred share purchase right for each outstanding share of its common stock. The rights will be exercisable if a person or group acquires 4.99% or more of Surge common stock. Surge's existing shareholders that beneficially own in excess of 4.99% of the common stock will be “grandfathered in” at their current ownership level and the rights then become exercisable if those shareholders acquire any additional shares. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase Surge common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

The NOL Rights Plan will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover. The NOL Rights Plan contains an exception for offers that meet certain requirements that are made for all of the shares of common stock of the Company and that treat all stockholders equally.

The rights issued under the NOL Rights Plan will expire on the close of business on the first day after Surge’s 2016 Annual Meeting, if not approved by Surge's shareholders at the 2016 Annual Meeting, or October 7, 2019, if the plan is approved. The rights may also expire on an earlier date if certain events occur, as described more fully in the NOL Rights Plan that the Company will file with the Securities and Exchange Commission.

Additional information regarding the NOL Rights Plan will be contained in a Form 8-K filing with the Securities and Exchange Commission.

About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including power, energy, automotive, computer, telecom and Security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors" in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements for events or circumstances occurring after the date of this press release.

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